Exhibit 31.1
CERTIFICATION PURSUANT TO
SECTION 302 OF THE
SARBANES-OXLEY ACT OF 2002
I, Gerald W. Evans, Jr., certify that:
1. I have reviewed this Annual Report on Form 10-K/A of Hanesbrands Inc.; and
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Gerald W. Evans, Jr.
Gerald W. Evans, Jr. Chief Executive Officer
Date: February 23, 2017